Exhibit 99.1

RE: NN, Inc.
207 Mockingbird Lane
Johnson City, TN 37604

FOR FURTHER INFORMATION:

AT THE COMPANY	AT ABERNATHY MACGREGOR
Tom Burwell	Claire Walsh
SVP and Chief Financial Officer	(General info)
(423) 434-8398	(212) 371-5999

FOR IMMEDIATE RELEASE

April 2, 2018

NN, INC. FILES ANNUAL REPORT ON FORM 10-K FOR 2017

Johnson City, Tenn., April 2, 2018 - NN, Inc., (NASDAQ: NNBR), a diversified industrial company, reported that it has today filed its Annual Report on Form 10-K for the year ended December 31, 2017. The report may be viewed or downloaded from the company’s website, www.nninc.com. The Company initially reported its financial results for the fourth quarter and year ended December 31, 2017 on April 2, 2018.

GAAP Results

The following table reflects the changes in the GAAP Results as reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 as compared against the GAAP Results reported for both the year ended December 31, 2017 and the three months ended December 31, 2017 as contained in the Company’s March 8, 2018 release, the Company:

	Three Months Ended December 31, 2017		Twelve Months Ended December 31, 2017
(In Thousands of Dollars, Except Per Share Data)	As Reported in March 8, 2018 Press Release	As Reported in the 10-K on April 2, 2018	As Reported in March 8, 2018 Press Release	As Reported in the 10-K on April 2, 2018
Net sales	$156,135	$156,135	$619,793	$619,793
Cost of products sold (exclusive of depreciation and amortization shown separately below)	118,364	118,814	458,629	458,090
Selling, general and administrative	20,743	21,863	73,757	74,112
Acquisition related costs excluded from selling, general and administrative	344	344	344	344
Depreciation and amortization	13,775	13,400	52,783	52,406
(Gain) loss on disposal of assets	(1,108)	621	351	351
Restructuring and impairment charges	24	24	386	386
Income from operations	3,993	1,069	33,543	33,114
Interest expense	12,169	12,169	52,085	52,085
Write-off of unamortized debt issuance cost	2,448	2,448	42,087	42,087
Derivative payments (receipts) on interest rate swap	—	0	—	0
Derivative (gains) losses on change in interest rate swap fair value	(87)	(87)	(101)	(101)
Other (income) expense, net	(1,023)	(892)	(2,125)	(2,084)

Continuing income (loss) before provision (benefit) for income taxes and share of net income from joint venture	(9,514)	(12,569)	(58,313)	(58,873)
Provision (benefit) expense for income taxes	(62,818)	(64,822)	(79,214)	(79,026)
Share of net income from joint venture	987	1,072	5,126	5,211

Income (loss) from continuing operations	$54,291	$53,325	$26,027	$25,364

Non-GAAP Adjusted Results

The changes noted above slightly impacted the Company’s previously reported adjusted results.

Fourth Quarter

Adjusted income from operations for the fourth quarter of 2017 was $13.7 million and was previously reported as $15.5 million. Adjusted income from continuing operations was $8.1 million and was previously reported as $8.2 million. Adjusted income from continuing operations per diluted share was $0.29 and was previously reported as $0.30.

Full Year

Adjusted income from operations for 2017 was $68.5 million and was previously reported as $67.8 million. Adjusted income from continuing operations was $43 million and was previously reported as $42.8 million.

Please see the following reconciliation of changes to the income statement attached in the tables below.

The Company discloses in this press release the non-GAAP financial measures of adjusted income from operations, adjusted income (loss) from continuing operations and adjusted income from continuing operations per diluted share. Each of adjusted income from operations, adjusted income (loss) from continuing operations and adjusted income from continuing operations per diluted share. provide supplementary information about the impacts of acquisition related expenses, foreign-exchange and other non-operating impacts on our business.

The financial tables found later in this press release include a reconciliation of adjusted income from operations, adjusted income (loss) from continuing operations to the U.S. GAAP financial measures of income from operations, and income (loss) from continuing operations.

NN, Inc., a diversified industrial company combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Johnson City, Tennessee, NN has 44 facilities in North America, Western Europe, Eastern Europe, South America and China.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private

Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding pending and completed transactions are also forward-looking statements, including statements relating to the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses or the possibility that the Company will be unable to execute on the intended redeployment of proceeds from a divestiture, whether due to a lack of favorable investment opportunities or otherwise.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.

Financial Tables Follow

NN, Inc.

Condensed Consolidated Statements of Income

(In thousands)

(Unaudited)

	Three Months Ended December 31, 2017		Twelve Months Ended December 31, 2017
(In Thousands of Dollars, Except Per Share Data)	As Reported in March 8, 2018 Press Release	As Reported in the 10-K on April 2, 2018	As Reported in March 8, 2018 Press Release	As Reported in the 10-K on April 2, 2018
Net sales	$156,135	$156,135	619,793	$619,793
Cost of products sold (exclusive of depreciation and amortization shown separately below)	118,364	118,814	458,629	459,080
Selling, general and administrative	20,743	21,863	73,757	74,112
Acquisition related costs excluded from selling, general and administrative	344	344	344	344
Depreciation and amortization	13,775	13,400	52,783	52,406
(Gain) loss on disposal of assets	(1,108)	621	351	351
Restructuring and impairment charges	24	24	386	386

Income from operations	3,993	1,069	33,543	33,114
Interest expense	12,169	12,169	52,085	52,085
Write-off of unamortized debt issuance cost	2,448	2,448	42,087	42,087
Derivative payments (receipts) on interest rate swap	—	0	—	0
Derivative (gains) losses on change in interest rate swap fair value	(87)	(87)	(101)	(101)
Other (income) expense, net	(1,023)	(892)	(2,125)	(2,084)

Continuing income (loss) before provision (benefit) for income taxes and share of net income from joint venture	(9,514)	(12,569)	(58,313)	(58,873)
Provision (benefit) expense for income taxes	(62,818)	(64,822)	(79,214)	(79,026)
Share of net income from joint venture	987	1,072	5,126	5,211

Income (loss) from continuing operations	$54,291	$53,325	26,027	$25,364

Reconciliation of GAAP Income from Operations to Non-GAAP Adjusted Income from Operations

$000s	Three Months Ended December 31,
NN, Inc. Consolidated	2017	2016
GAAP income from operations	$1,070	$5,509
Restructuring and integration expense	24	807
Acquisition and transition expense	6,696	744
Amortization of intangibles	5,940	5,837

Non-GAAP adjusted income from operations (a)	$13,730	$12,897

GAAP net sales	$156,135	$141,644

$000s	Three Months Ended December 31,
Precision Engineered Products	2017	2016
GAAP income from operations	$8,500	$8,086
Restructuring and integration expense	—	398
Acquisition and transition expense	1,548	600
Amortization of intangibles	5,081	4,952

Non-GAAP adjusted income from operations (a)	$15,129	$14,036

GAAP net sales	$74,051	$62,979

$000s	Three Months Ended December 31,
Autocam Precision Components	2017	2016
GAAP income from operations	$6,318	$6,729
Restructuring and integration expense	24	409
Acquisition and transition expense	195	—
Amortization of intangibles	859	885

Non-GAAP adjusted income from operations (a)	$7,396	$8,023

GAAP net sales	$82,084	$78,665

Reconciliation of GAAP Income from Operations to Non-GAAP Adjusted Income from Operations

$000s	Twelve Months Ended December 31,
NN, Inc. Consolidated	2017	2016
GAAP income from operations	$33,114	$34,779
Restructuring and integration expense	386	5,658
Acquisition and transition expense	11,570	3,455
Amortization of intangibles	23,460	25,998

Non-GAAP adjusted income from operations (a)	$68,530	$69,890

GAAP net sales	$619,793	$584,954

$000s	Twelve Months Ended December 31,
Precision Engineered Products	2017	2016
GAAP income from operations	$36,711	$33,900
Restructuring and integration expense	—	1,318
Acquisition and transition expense	2,048	718
Amortization of intangibles	19,980	22,465

Non-GAAP adjusted income from operations (a)	$58,739	$58,401

GAAP net sales	$282,941	$258,816

$000s	Twelve Months Ended December 31,
Autocam Precision Components	2017	2016
GAAP income from operations	$34,405	$29,490
Restructuring and integration expense	386	4,340
Acquisition and transition expense	695	—
Amortization of intangibles	3,481	3,533

Non-GAAP adjusted income from operations (a)	$38,967	$37,363

GAAP net sales	$336,852	$326,138

Reconciliation of Income (Loss) from Continuing Operations to Non-GAAP Adjusted Income (Loss) from Continuing Operations and Income (Loss) from Continuing Operations per diluted share to Adjusted Income (Loss) from Continuing Operations per diluted Share

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
$000s	2017	2016	2017	2016
Income (loss) from continuing operations	$53,325	$(2,186)	$25,364	$(9,490)

Pre-tax acquisition and transition expense	6,696	744	11,570	3,455
Pre-tax foreign exchange (gain)/loss on inter-company loans	559	(14)	258	(1,310)
Pre-tax restructuring and integration expense	24	807	386	5,658
Pre-tax write-off unamortized debt issuance costs	2,448	—	42,087	2,589
Pre-tax write-off interest rate swap	(87)	(682)	(101)	2,448
Pre-tax amortization of intangibles and deferred financing costs	6,779	7,014	27,894	30,712
Pre-tax interest expense on cash held from divestiture	3,720	—	6,160	—
Tax effect of adjustment reflected above (c)	(5,603)	(3,502)	(22,858)	(16,201)
Earnings from Precision Bearing Components group (1)	—	3,629	12,085	16,072
Impact due to Tax Cuts and Jobs Act	(51,823)	—	(51,823)	—
Divesture of Business Segment, exclusive of tax reform	(7,983)		(7,983)

Non-GAAP adjusted income (loss) from continuing operations (b)	$8,055	$5,810	$43,039	$33,933

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Amounts per share, diluted	2017	2016	2017	2016
Income (loss) from continuing operations	$1.92	$(0.08)	$0.91	$(0.35)

Pre-tax acquisition and transition expense	0.24	0.03	0.42	0.13
Pre-tax foreign exchange (gain)/loss on inter-company loans	0.02	(0.00)	0.01	(0.05)
Pre-tax restructuring and integration expense	0.00	0.03	0.01	0.21
Pre-tax write-off unamortized debt issuance costs	0.09	—	1.52	0.10
Pre-tax write-off interest rate swap	(0.00)	(0.03)	(0.00)	0.09
Pre-tax amortization of intangibles and deferred financing costs	0.24	0.26	1.00	1.13
Pre-tax interest expense on cash held from divestiture	0.13	—	0.22	—
Tax effect of adjustment reflected above (c)	(0.20)	(0.13)	(0.82)	(0.59)
Earnings from Precision Bearing Components group (1)	—	0.13	0.44	0.59
Impact due to Tax Cuts and Jobs Act	(1.86)	—	(1.87)	—
Divesture of Business Segment, exclusive of tax reform	(0.29)		(0.29)	—

Non-GAAP adjusted income (loss) from continuing operations per share (b)	$0.29	$0.21	$1.55	$1.25

Weighted average shares outstanding, diluted	27,925	27,241	27,755	27,241

(1)	Reflects Precision Bearing Components group earnings for the period January 1 - August 16, 2017 and actual 2016 earnings

The Company discloses in this presentation the non-GAAP financial measures of adjusted income from operations and Non-GAAP adjusted operating margin. Each of these non-GAAP financial measures provide supplementary information about the impacts of acquisition, divestiture and integration related expenses, foreign-exchange impacts on inter-company loans reorganizational and impairment charges. Over the past four years, we have completed seven acquisitions, two of which were transformative for the Company, and sold two of our businesses. The costs we incurred in completing such acquisitions, including the amortization of intangibles and deferred financing costs, and these divestitures have been excluded from these measures because their size and inconsistent frequency are unrelated to our commercial performance during the period, and which we believe are not indicative of our ongoing operating costs. We exclude the impact of currency translation from these measures because foreign exchange rates are not under management’s control and are subject to volatility. Other non-operating charges such as, the write-off of our interest rate swap, are excluded as the charges on not indicative of our ongoing operating cost. We believe the presentation of adjusted income from operations and adjusted operating margin provide useful information in assessing our underlying business trends and facilitates comparison of our long-term performance over given periods.

The non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies may calculate such financial results differently. The Company’s non-GAAP financial measures are not measurements of financial performance under GAAP, and should not be considered as alternatives to actual income growth derived from income amounts presented in accordance with GAAP. The Company does not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results.

(a) Non-GAAP Adjusted income from operations, represents GAAP income from operations, adjusted to exclude the effects of restructuring and integration expense, non-operational charges related to acquisition, divestiture and restructuring and integration costs, intangible amortization costs for fair value step-up in values related to acquisitions, and when applicable, our share of income from joint venture operations. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted income from operations, is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income from operations.

(b) Non-GAAP adjusted income (loss) from continuing operations , represents GAAP income (loss) from continuing operations, adjusted to exclude the tax-affected effects of restructuring and integration charges (related to plant closures and other charges incurred to implement our strategic goals, that do not necessarily represent a major strategic shift in operations), charges related to acquisition, and transition costs, amortization of intangibles costs for fair value step-up in values related to acquisitions and amortization of deferred financing costs, and foreign exchange gain (loss) on inter-company loans. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted income(loss) from segment operations is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from continuing operations.

(c) This line item reflects the aggregate tax effect of all nontax adjustments reflected in the table above. In addition, the footnotes above indicate the after-tax amount of each individual adjustment item. NN, Inc. estimates the tax effect of the adjustment items identified in the reconciliation schedule above by applying NN, Inc’s. overall estimated effective tax rate to the pretax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment.